UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

WSFS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35638	22-2866913
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

500 Delaware Avenue

Wilmington, Delaware 19801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 792-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 8, 2016, WSFS Financial Corporation, a Delaware corporation (the “Company”), and its wholly owned subsidiary WSFS Bank entered into an underwriting agreement with Sandler O’Neill & Partners, L.P., as representative of the several underwriters named therein (the “Underwriting Agreement”), for the issuance and sale by the Company of $100 million in aggregate principal amount of its 4.50% Fixed-to-Floating Rate Senior Notes due 2026 (the “Notes”). The Company expects to realize net proceeds from the sale of the Notes of approximately $97.9 million, after giving effect to the underwriting discount and estimated expenses of the offering. The Company intends to use the net proceeds from the offering for general corporate purposes, including financing organic growth, acquisitions, repurchases of common stock and redemption of outstanding indebtedness. The Company registered the offering and sale of the Notes under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-211911), which was filed with the Securities and Exchange Commission (the “SEC”) on June 8, 2016 (the “Registration Statement”). The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, obligations of the parties and termination provisions.

The offering of the Notes is expected to close on June 13, 2016, subject to customary closing conditions. The Notes will be issued pursuant to the Indenture, dated as of August 27, 2012 (as amended and supplemented from time to time, the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture, dated as of June 13, 2016 between the Company and the Trustee (the “Second Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The terms of the Notes are set forth in the Second Supplemental Indenture.

The Notes will bear a fixed interest rate of 4.50% per year from, and including, June 13, 2016 to, but excluding, June 15, 2021 (the “Fixed Interest Period”). From, and including, June 15, 2021 to, but excluding, the June 15, 2026 maturity date or any earlier redemption date (the “Floating Interest Period”), the interest rate shall be a floating rate equal to the three-month LIBOR determined on the determination date of the applicable interest period plus 330 basis points. During the Fixed Interest Period interest on the Notes will be payable semi-annually in arrears on June 15 and December 15 to the holders of record on June 1 and December 1. During the Floating Interest Period interest on the Notes will be payable quarterly in arrears on March 15, June 15, September 15, and December 15 to the holders of record on March 1, June 1, September 1 and December 1, respectively. The Notes are redeemable beginning with the interest payment date of June 15, 2021, and on any interest payment date thereafter, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

The foregoing summaries of the Underwriting Agreement, the Base Indenture, the Second Supplemental Indenture and the Notes are not complete and are each qualified in their entirety by reference to the complete text of the respective documents, which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 8, 2016, among WSFS Financial Corporation, WSFS Bank and Sandler O’Neill & Partners, L.P., as representative of the underwriters named therein.

4.1	Indenture, dated as of August 27, 2012, between WSFS Financial Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to WSFS Financial Corporation’s Registration Statement on Form 8-A filed with the SEC on August 27, 2012, File No. 001-35638).

Exhibit No.	Description

4.2	Second Supplemental Indenture, dated as of June 13, 2016, between WSFS Financial Corporation and U.S. Bank National Association, as trustee.

4.3	Form of 4.50% Fixed-to-Floating Rate Senior Note due 2026 (included in Exhibit 4.2).

5.1	Opinion of Covington & Burling LLP.

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

June 13, 2016	/s/ Rodger Levenson
Rodger Levenson
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 8, 2016, among WSFS Financial Corporation, WSFS Bank and Sandler O’Neill & Partners, L.P., as representative of the underwriters named therein.

4.1	Indenture, dated as of August 27, 2012, between WSFS Financial Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to WSFS Financial Corporation’s Registration Statement on Form 8-A filed with the SEC on August 27, 2012, File No. 001-35638).

4.2	Second Supplemental Indenture, dated as of June 13, 2016, between WSFS Financial Corporation and U.S. Bank National Association, as trustee.

4.3	Form of 4.50% Fixed-to-Floating Rate Senior Note due 2026 (included in Exhibit 4.2).

5.1	Opinion of Covington & Burling LLP.

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1).